UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Biogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142

(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	BIIB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 9, 2026, Biogen Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders. The final voting results for this meeting are as follows:

1.	Stockholders elected ten nominees to the Board of Directors to serve for a one-year term extending until the 2027 annual meeting of stockholders and their successors are duly elected and qualified, with the votes cast as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Maria C. Freire	103,033,121	18,790,237	84,064	9,359,127
William A. Hawkins	102,135,204	19,683,098	89,120	9,359,127
Susan K. Langer	103,931,406	17,886,544	89,472	9,359,127
Jesus B. Mantas	101,698,187	20,117,077	92,158	9,359,127
Lloyd Minor	121,220,738	594,000	92,684	9,359,127
Menelas Pangalos	121,130,060	682,983	94,379	9,359,127
Monish Patolawala	120,796,249	1,016,057	95,116	9,359,127
Eric K. Rowinsky	93,569,685	28,216,589	121,148	9,359,127
Stephen A. Sherwin	103,025,923	18,788,272	93,227	9,359,127
Christopher A. Viehbacher	121,127,966	688,051	91,405	9,359,127

2.	Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, with the votes cast as follows:

Votes For	Votes Against	Abstentions
124,551,887	6,627,086	87,576

3.	Stockholders approved the advisory vote on executive compensation, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,184,816	7,454,737	267,869	9,359,127

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

	By:	/s/ Wendell Taylor
Wendell Taylor
Secretary
Date: June 10, 2026